Exhibit 99.2

TECHTARGET, INC. (TTGT)

THIRD QUARTER 2009 ESTIMATED EARNINGS REPORT

PREPARED REMARKS

TechTarget is posting to its investor website a copy of these prepared remarks in combination with its estimated financial results press release. These prepared remarks are offered to provide shareholders and analysts with additional time and detail for analyzing our financial results in advance of our scheduled conference call. The conference call will begin today, November 9, 2009, at 5:00 pm ET and will include only brief comments followed by questions and answers. These prepared remarks will not be read on the call . To access the live broadcast of the question and answer session, please visit the Investor Relations section of TechTarget’s website at http://investor.techtarget.com/

Greg Strakosch, CEO, Prepared Remarks

Prepared Remarks

I am pleased that our estimated Q3 results came in ahead of our expectations. In terms of the economic environment, it feels like the worst is behind us. While it is too early to proclaim that a recovery is under way, it is clear that the psychology has changed. Although customers are still being conservative, there isn’t the palpable fear that was in the market a year ago.  I believe that this bodes well for 2010, because many of our customers are in the midst of their 2010 budget process now and they are more optimistic about their businesses than they were a year ago.

Our salespeople are very busy meeting with customers about their 2010 plans. This is in contrast with last year at this time and in the beginning of this year, when it was hard to get meetings because customers knew that they weren’t going to be very active. We are advising customers to get ready for the upturn, so they are in a position to win market share when the recovery begins. This message is being well-received. The question is when this increase in activity translates into a meaningful increase in revenue.

I’ve worked in the IT market for 25 years and I have been through multiple slowdowns and my experience is that IT demand does not go away, but rather it gets delayed. Once IT professionals get the green light to spend, it comes back rather quickly because they have to get the delayed projects done so they can move onto the new projects that have inevitably come up or ones that are part of long-term strategic plans. Some encouraging data is that during the downturn, our traffic remained about the same and registered member growth increased significantly, indicating that even though IT spending was down, IT professionals were still actively researching new technologies and products.

We are expecting online revenue to be roughly flat in Q409 vs. Q408, which is welcome news considering all previous quarters this year had double-digit declines. I think this bodes well for 2010. We are also expecting at least modest sequential online revenue growth in Q409 compared to Q309. In a normal year, there is typically a bigger push at the end of the year, but we are still being constrained by the budgets that were set last year as well as overall cautiousness.

The macro headwinds continue to punish traditional media, which is good for us in the long-term, but is currently affecting our events business. Our long-term strategy is to have a revenue mix of approximately 90% online and 10% face-to-face. We’ve been managing the business towards that outcome. In Q409, we expect to run 42 events versus 78 events in Q408. Our strategy is to run only the most profitable events. Our events gross margin was 62% in the first 9 months of 2009 vs. 58% in the first 9 months of 2008. We expect to be close to the target online-events revenue mix in 2010.

We have consciously decided to invest aggressively in this downturn, while managing the business for 15% to 20% adjusted EBITDA margins and strong cash flow generation. We have generated over $11 million in free cash flow so far this year and our cash balance is over $78 million with less than $1 million in debt. We have made sales and marketing investments that have helped us gain market share in the largest accounts. We have launched approximately 20 new websites since the beginning of 2008, and we have accelerated our international efforts by putting TechTarget employees on the ground in Europe, India and China. We will continue to invest in all three of these areas in 2010. We feel that we will see results from these investments when the economy turns up.

Our CFO, Eric Sockol will discuss our estimated financial results for Q3 2009.

Eric Sockol, CFO, Prepared Remarks

As noted in our press release, the Company recently identified an improper accounting practice relating to certain customer credits that were improperly eliminated as liabilities on the Company’s balance sheet.  The Company believes that the result of this practice was that expenses were understated (overstated) by approximately $353,000 in 2007, $426,000 in 2008 and ($15,000) in 2009. As a result, TechTarget is delaying the filing of its Quarterly Report on Form 10-Q for the third quarter of 2009, and the Audit Committee of TechTarget’s Board of Directors is currently conducting an investigation into this matter. The Company currently believes that the improper accounting practice was limited to a single individual. The Company’s expectations concerning the nature and materiality of these or any other improper accounting activity that may be discovered in the course of its investigation are subject to change based on the final outcome of the investigation.

Estimated revenues for Q3 2009 are $23.3 million. Estimated online revenues are $18.5 million. Estimated Q3 2009 Non-GAAP gross profit margin is 73% and estimated Non-GAAP online gross profit margin is 75%. Q3 2009 estimated adjusted EBITDA is $5.3 million, which excludes any prior period adjustments which may result from the ongoing investigation of the accounting issue described in the press release.  Estimated Q3 2009 GAAP gross profit margin is 72% and estimated GAAP online gross profit margin is 74%. Q3 2009 estimated net income per basic share is $0.00, excluding any prior period adjustments associated with the investigation into the accounting matter described previously.

For Q3 2009, our top 10 customers accounted for 34% of total revenues. Our two largest customer for the quarter represented approximately 9% and 4% respectively. Our Q3 2009 quarterly customer renewal rate for our top 100 customers was 95%.

Our balance sheet and financial position remain strong. As of September 30, 2009, our cash and investments totaled $78.6 million and our bank debt was $750,000.  As of September 30, 2009, our net cash, defined as cash and investments less bank debt, increased by $11.3 million compared to December 31, 2008.

It is important to note that the foregoing amounts are estimated results for the third quarter and may change as a result of the Company’s continued investigation of the improper accounting practice as described in the press release, or otherwise as we complete our review of the third quarter of 2009 and any applicable prior periods. These results include certain Non-GAAP financial measures which we are providing as a complement to the estimated results provided in accordance with GAAP.  The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation, and “Non-GAAP gross profit margin” as gross profit less stock-based compensation as a percentage of total revenues.

Don Hawk, President, Prepared Remarks

Our perspective on running the business in 2009 has been governed by two major themes: we are anticipating, and facilitating wherever possible, a return to normalcy in the operating environment, and we want to take advantage of our strong competitive position and financial resources to improve our standing when that return occurs. Our estimated third quarter results and fourth quarter outlook provide continuing encouragement on both fronts.

It’s worth a brief discussion at the outset regarding the impact on quarterly year over year comparisons created by the change we implemented this year in our revenue recognition methodology.  While the aggregate impact of this change was relatively small, one of the retroactive effects in 2008 specifically was that online revenue shifted from the first half of the year into the second half of the year, based in large part upon how our larger programs were structured at that time with regard to delivery.  Applying the new revenue recognition policy retroactively to these programs meant that revenue was recognized over a longer period.  Clearly, the resulting quarterly revenue allocations in 2008 don’t match up to what our sales reality was — as we discussed, we saw a major slowdown in late third quarter, and what seemed like a near halt in new activity in the fourth quarter of 2008.  But, with regard to year over year revenue comparisons, the third and fourth quarters of 2008 were our highest and second-highest online quarters respectively.

In 2009, our program durations are more consistent with the shorter terms that we had seen historically. This has the effect of returning our revenue patterns to something closer to historical norms.  With regard to our estimated third quarter online results, the fact that we were down only 10% from last year’s restated third quarter high point, combined with year- over-year growth that we’re seeing on our internal contract bookings metrics, demonstrates to us that we are beginning to see increased traction.  More importantly, the fact that we are seeing sequential growth from second to third quarter is also very encouraging.

We’ve discussed in previous earnings calls how this downturn has had a disproportionate impact on our small to mid-sized advertiser base.  An important item to note about our estimated third quarter online results is that they were less reliant upon the largest IT vendors than we’ve seen in previous quarters since this downturn began, which means that we are beginning to see a stronger contribution from the rest of our advertising base.  Our renewal rate for our top 100 customers remains strong at 95%, and in the third quarter we began to see increased spending from this base as well.  Excluding the 12 largest IT vendors, online revenues from the rest of our top 100 customers grew at 18% year over year, which is the first signal of growth we’ve seen from this base of accounts since the downturn began.

Revenue from the 12 largest IT vendors that we’ve used as an illustrative benchmark in previous discussions was down slightly on a year over year basis for the quarter.  This comparison, however, is subject to the caveat above regarding last year’s comparable periods.  Particularly for the largest vendors, the retroactive impact in 2008 of our new revenue recognition policies was to shift revenue from the first half of the year to the second half.  In 2009, we’re seeing a revenue pattern for these vendors that is more consistent with the normal pullback that we see in the third quarter.  We don’t see this as any indication of an overall downturn from these large accounts.  Although we believe their overall marketing budgets are flat to down in this environment, their spending with us has increased on a year over year basis, and they continue to shift dollars from traditional media to online.  As leaders in the space, we will continue to benefit from that migration.

Our Data Center / Virtualization, Storage, Security, and Enterprise Applications media groups were particularly benefitted by these types of accounts, as all four groups showed encouraging online revenue trends year over year.  It’s worth noting that all four of these media groups are areas in which we’ve been aggressive with site launches over the past two years — since the beginning of 2008, we’ve launched nine sites in these four groups, which have helped us further segment these markets and establish a strong value proposition for the very specialized users and vendors we serve there.

With regard to our ability to improve our capabilities once this downturn is fully behind us, the third quarter continued to be encouraging on that front as well.  We continued the expansion of our international efforts with the launch of three websites for the Indian market, as well as the expansion of our successful data center / virtualization initiatives through a UK-specific site launch.  Our discussions with advertisers around our international efforts are increasingly positive — we believe that the targeted solutions we will be delivering are not readily available in these geographies, and can be a meaningful source of revenue growth for us within the next few years.

In our last call, we discussed various ways in which we have improved our core lead generation and member acquisition capabilities, and those trends continue to be very strong.  Our new activity-based messaging capabilities are allowing us to achieve much higher yields from our audience than we’ve ever seen, and “new to network” search site members continue to trend up by well over 50% on a year over year basis.  We’re also starting to turn our attention to our web site interactions — we’ve kicked off a major revamp of our web site designs that we expect will increase user engagement and allow us to even further refine our ability to segment our users.  It’s our current expectation that this effort will begin to roll out next year.

In closing, we continue to see tremendous opportunity in the business, and are managing it accordingly.  While we can’t predict the timing or trajectory of a recovery, we are encouraged by both how well we’ve withstood this downturn and the progress we’ve been able to make in improving our capabilities.

Financial guidance

In the fourth quarter of 2009, the Company expects total revenues to be within the range of $21.8 million to $22.8 million. The Company expects online revenue to within the range of $19.0 million to $19.8 million and events revenue to be in the range of $2.8 to $3.0 million. The Company expects adjusted EBITDA to be within the range of $4.5 million to $5.3 million, excluding costs associated with the investigation into the accounting matter.

Q&A Introduction

The market has stabilized and our results reflect that. While customer psychology has improved from a year ago, the mood is still cautious. Our strategy through this downturn has been to invest aggressively to gain market share, while maintaining 15% to 20% adjusted EBITDA margins and to generate healthy free cash flow. So far, we have been successful on these accounts.

Before I open up the call to questions, I want to make a comment on the accounting issue. We are disappointed by it and take it very seriously. At this time, we have nothing to further add from what has been disclosed in our press release and prepared comments, so we will not be taking any questions on this matter. With that said, I will now open the call to questions.

Non-GAAP Financial Measures

This prepared remarks and the accompanying tables include a discussion of adjusted EBITDA, Non-GAAP gross profit, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. The term “Non-GAAP gross profit” refers to a financial measure which we define as gross profit less stock-based compensation. The term “Non-GAAP Gross Profit Margin” refers to a financial measure which we define as gross profit less stock-based compensation as a percentage of total revenues.   The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact for the specific adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, Non-GAAP gross profit, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, Non-GAAP gross profit, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Non-GAAP gross profit is useful to us and investors because it presents an additional measurement of our financial performance by excluding the impact of certain non-cash expenses not directly tied to the core operations of our business.  Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.